Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. ANNOUNCES THIRD QUARTER FISCAL 2019 RESULTS

— Net Sales Increase to a Third Quarter Record of $1.07 Billion —
— Third Quarter Net Income and Net Income Per Share Exceed Guidance —
— Raises Full-Year Guidance —

New York, New York – December 6,  2018 -- G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the third quarter of fiscal 2019 ended October 31,  2018.

For the third quarter ended October 31, 2018, G-III reported that net sales increased 4.7% to $1.07 billion from $1.02 billion in the year-ago period. The Company reported net income for the third quarter of $94.0 million, or $1.86 per diluted share,  from $81.6 million, or $1.65 per diluted share, in the prior year’s comparable period.

Non-GAAP net income per diluted share was $1.88 for the third quarter of this year compared to $1.67 per share in the same period last year. Non-GAAP net income per diluted share excludes non-cash imputed interest expense related to the note issued to the seller as part of the consideration for the acquisition of Donna Karan International (“DKI”) of $1.2 million in this quarter and $1.4 million in the third quarter of last year.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “In our largest shipping quarter, the continued momentum in our wholesale business enabled us to surpass our third quarter earnings guidance. We again demonstrated great ability to successfully leverage our five global power brands. Our products are set-up well across our channels of distribution for the important holiday season and we believe we will have a strong finish to the year.”

Outlook

The Company today raised its guidance for the full fiscal year ending January 31,  2019. The Company expects net sales of approximately $3.08 billion and net income between $132 million and $137 million, or between $2.59 and $2.69 per diluted share.  The Company previously forecasted net sales of approximately $3.06 billion and net income between $125 million and $130 million, or between $2.45 and $2.55 per diluted share, for fiscal 2019. This compares to net sales of $2.81 billion and net income of $62.1 million, or $1.25 per diluted share, for fiscal 2018.

The Company is anticipating non-GAAP net income for fiscal 2019 between $136 million and $141 million, or between $2.67 and $2.77 per diluted share, compared to our previous guidance of non-GAAP net income for fiscal 2019 between $129 million and $134 million, or between $2.52 and $2.62 per diluted share. Non-GAAP results for fiscal 2019 exclude non-cash imputed interest expense of approximately $5.0 million,  or $0.08 per diluted share, related to the note issued to the seller as part of the consideration for the DKI acquisition. This guidance compares to non-GAAP net income of $79.5 million, or $1.60 per diluted share, for fiscal 2018. Non-GAAP results for fiscal 2018 exclude (i) non-cash imputed interest expense related to the note issued to the seller as part of the consideration for the acquisition of DKI of $5.7 million, (ii) transitional expenses related to the acquisition of DKI of $2.1 million, (iii) asset impairments primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores of $7.9 million and (iv) income tax charges of $7.5 million related to the one-time effect of the enactment of the Tax Cuts and Jobs Act. The aggregate effect of these exclusions in fiscal 2018 was equal to $0.35 per diluted share.

The Company is projecting full-year adjusted EBITDA for fiscal 2019 between $262 million and $269 million compared to its previous forecast of adjusted EBITDA between $250 million and $260 million.  This compares to full-year adjusted EBITDA of $201.3 million in fiscal 2018.

Non-GAAP Financial Measures

Reconciliations of GAAP net income per share to non-GAAP net income per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed consolidated financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income per share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III designs, sources and markets apparel and accessories under owned, licensed and private label brands. G-III’s owned brands include DKNY, Donna Karan, Vilebrequin, G. H. Bass, Andrew Marc, Marc New York, Eliza J and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld Paris, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, and over 150 U.S. colleges and universities. G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Karl Lagerfeld Paris and Calvin Klein Performance names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s operations of  Donna Karan International Inc., the impact on our business of the imposition of tariffs by the United States government and business and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2018	2017	2018	2017
	(Unaudited)		(Unaudited)

Net sales	$1,072,982	$1,024,993	$2,309,423	$2,092,040
Cost of goods sold	690,882	633,897	1,461,252	1,296,239
Gross profit	382,100	391,096	848,171	795,801

Selling, general and administrative expenses	232,052	242,740	632,983	636,000
Depreciation and amortization	10,033	6,906	28,868	27,480
Operating profit	140,015	141,450	186,320	132,321

Other income (loss)	176	(2,072)	(303)	(2,935)
Interest and financing charges, net	(12,323)	(11,431)	(32,153)	(31,266)
Income before income taxes	127,868	127,947	153,864	98,120

Income tax expense	33,843	46,322	39,877	35,454
Net income	$94,025	$81,625	$113,987	$62,666

Net income per common share:
Basic	$1.91	$1.67	$2.32	$1.29
Diluted	$1.86	$1.65	$2.26	$1.27

Weighted average shares outstanding:
Basic	49,231	48,846	49,176	48,729
Diluted	50,494	49,528	50,345	49,410

Selected Balance Sheet Data (in thousands):	At October 31,
	2018	2017
	(Unaudited)

Cash and cash equivalents	$66,080	$68,229
Working capital	961,513	928,371
Inventories	616,162	592,822
Total Assets	2,551,068	2,259,053
Long-term debt	694,277	726,608
Total Stockholders' Equity	1,180,955	1,106,932

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO

NON-GAAP NET INCOME PER SHARE

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2018	2017	2018	2017
	(Unaudited)

GAAP diluted net income per common share	$1.86	$1.65	$2.26	$1.27

Excluded from non-GAAP:
Non-cash imputed interest	0.03	0.03	0.08	0.09
Transitional expenses associated with the DKI acquisition	—	—	—	0.04
Income tax impact of non-GAAP adjustments	(0.01)	(0.01)	(0.02)	(0.05)

Non-GAAP diluted net income per common share, as defined	$1.88	$1.67	$2.32	$1.35

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes non-cash imputed interest expense and, for the nine months ended October 31, 2017, also excludes transitional expenses associated with the DKI acquisition.  Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO

FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

	Forecasted Twelve Months Ending	Actual Twelve Months Ended
	January 31, 2019	January 31, 2018
	(Unaudited)

Net income	$132,000 - 137,000	$62,124

Transitional expenses associated with the DKI acquisition	—	2,050
Asset impairment charges	—	7,884
Depreciation and amortization	39,000	37,783
Interest and financing charges, net	45,000	43,488
Income tax expense	46,000 - 48,000	47,925

Adjusted EBITDA, as defined	$262,000 - 269,000	$201,254

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and, for fiscal 2018, also excludes transitional expenses associated with the DKI acquisition and asset impairment charges primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO NON-GAAP NET INCOME

(In thousands)

	Forecasted Twelve	Actual Twelve
	Months Ended	Months Ended
	January 31, 2019	January 31, 2018
	(Unaudited)

Net income	$132,000 - 137,000	$62,124

Excluded from non-GAAP:
Transitional expenses associated with the DKI acquisition	—	2,050
Non-cash imputed interest	5,000	5,714
Asset impairment charges	—	7,884
Tax Cuts and Jobs Act enactment	—	7,477
Income tax impact of non-GAAP adjustments	(1,000)	(5,871)

Non-GAAP net income, as defined	$136,000 - 141,000	$79,378

Non-GAAP net income is a “non-GAAP financial measure” that excludes non-cash imputed interest and, in fiscal 2018, also excludes (i)  transitional expenses associated with the DKI acquisition, (ii) asset impairment charges primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and (iii) income tax charges related to the one-time effect of the enactment of the Tax Cuts and Jobs Act.  These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME PER SHARE TO

FORECASTED AND ACTUAL NON-GAAP NET INCOME PER SHARE

	Forecasted Twelve	Actual Twelve
	Months Ended	Months Ended
	January 31, 2019	January 31, 2018
	(Unaudited)

GAAP diluted net income per common share	$2.59 - 2.69	$1.25

Excluded from non-GAAP:
Transitional expenses associated with the DKI acquisition	—	0.04
Non-cash imputed interest	0.10	0.12
Asset impairment charges	—	0.16
Tax Cuts and Jobs Act enactment	—	0.15
Income tax impact of non-GAAP adjustments	(0.02)	(0.12)

Non-GAAP diluted net income per common share, as defined	$2.67 - 2.77	$1.60

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes non-cash imputed interest and, in fiscal 2018, also excludes (i) transitional expenses associated with the DKI acquisition,  (ii) asset impairment charges primarily related to leasehold improvements and furniture and fixtures at certain of our retail stores and (iii) income tax charges related to the one-time effect of the enactment of the Tax Cuts and Jobs Act.  These income tax charges primarily relate to reduction of deferred tax assets and taxes due on foreign earnings. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective periods, exclusive of one-time charges. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Company Contact:

Priya Trivedi

VP of Investor Relations and Treasurer

(646) 473-5157

Investor Relations Contact:

Tom Filandro

ICR, Inc.

(646)  277-1235